CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No.
1 to the Proxy Statement and Prospectus, Agreement and Plan of Reorganization,
and the Statement of Additional Information, constituting parts of Registration
Statement No. 333-133723 to be filed on or about June 15, 2006 on Form N-14 of
Morgan Stanley American Opportunities Fund, of our report dated February 21,
2006 relating to the December 31, 2005 financial statements and financial highlights of Morgan Stanley American Opportunities Fund and our report dated
May 19, 2006 relating to the March 31, 2006 financial statements and financial highlights of Morgan Stanley Growth Fund. We also consent to the references to us under the captions "Financial Statements and Experts" in the Proxy Statement
and Prospectus and "Representations and Warranties" in the Agreement and Plan of
Reorganization, which are part of such Registration Statement.

Deloitte & Touche LLP
New York, New York
June 15, 2006